EXHIBIT 99.77C

International Fund

Lincoln National International Fund, Inc., shareholders voted on the following proposals at the special meeting of shareholders on December 9, 2002, or as adjourned. The resulting votes are presented below.

1. To elect five Directors of the Fund to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

                               Outstanding    Total    Percent Percent  Percent
                                  Shares      Voted      For   Withhold Abstain
                                  ------      -----      ---   ----------------
John B. Borsch, Jr.             26,754,133  26,732,046  93.44%    6.48%   0.00%
Kelly D Clevenger               26,754,133  26,732,046  93.58%    6.34%   0.00%
Nancy L. Frisby                 26,754,133  26,732,046  93.65%    6.27%   0.00%
Barbara S. Kowalczyk            26,754,133  26,732,046  93.45%    6.47%   0.00%
Kenneth G. Stella               26,754,133  26,732,046  93.41%    6.51%   0.00%

                                                                                      Outstanding   Total   Percent Percent  Percent
                                                                                         Shares     Voted     For   Against  Abstain
                                                                                         ------     -----     ---   -------  -------
2. To approve a reorganization to change Fund from a Maryland corporation to a
    series of a Delaware business trust.                                               26,754,133 26,732,046 88.76%    7.71%   3.45%
3. To approve a proposal that would permit the Fund to enter into or materially change
    sub-advisory agreements with sub-advisers without obtaining stockholder approval.  26,754,133 26,732,046 83.26%   12.69%   3.97%
4.  To approve a new investment management agreement between the Fund and their
     current investment adviser, Delaware Management Company, a series of Delaware     26,754,133 26,732,046 86.92%    9.30%   3.70%
     Management Business Trust.
5. To approve the amendment of certain Fundamental Investment Restrictions.
    5A) Amendment to Fundamental Restrictions on Concentration of Investments in
           the Same Industry.                                                          26,754,133 26,732,046 85.79%    8.53%   5.60%
    5B) Amendment to Fundamental Restrictions on Borrowing Money and Issuing
           Senior Securities.                                                          26,754,133 26,732,046 85.39%    9.01%   5.52%
    5C) Amendment to Fundamental Restrictions on Underwriting.                         26,754,133 26,732,046 85.53%    8.87%   5.52%
    5D) Amendment to Fundamental Restrictions on Investments in Real Estate.           26,754,133 26,732,046 86.02%    8.44%   5.46%
    5E) Amendment to Fundamental Restrictions on Investments in Commodities or
           Commodity Issues.                                                           26,754,133 26,732,046 85.69%    8.76%   5.47%
    5F) Amendment to Fundamental Restrictions on Lending.                              26,754,133 26,732,046 85.55%    8.83%   5.54%
    5G) Amendment to Fundamental Restrictions on Diversification.                      26,754,133 26,732,046 85.85%    8.46%   5.61%
6. To approve the elimination of certain Fundamental Investment Restrictions.
    6A) Elimination of Fundamental Restrictions on Investments in Other Investment
           Companies.                                                                  26,754,133 26,732,046 83.87%   10.55%   5.50%
    6B) Elimination of Fundamental Restrictions on Selling Securities Short.           26,754,133 26,732,046 83.70%   10.86%   5.36%
    6C) Elimination of Fundamental Restrictions on Margin Transactions                 26,754,133 26,732,046 83.24%   11.01%   5.67%
    6D) Elimination of Fundamental Restrictions on Pledging Fund Assets.               26,754,133 26,732,046 83.29%   10.93%   5.70%
    6E) Elimination of Fundamental Restrictions on Illiquid and Restricted Securities. 26,754,133 26,732,046 83.57%   10.96%   5.39%
    6F) Elimination of Fundamental Restrictions on Purchase of Put and Call Options.   26,754,133 26,732,046 83.66%   10.92%   5.34%
    6G) Elimination of Fundamental Restrictions on Investments in Companies for the
           Purpose of Acquiring Control.                                               26,754,133 26,732,046 84.11%   10.44%   5.37%